UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

HIGHWATER ETHANOL, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-53588	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, Mark Peterson began his employment as our Chief Financial Officer (CFO).  We agreed to pay Mr. Peterson a $100,000 per year base salary in exchange for his services as our CFO. In addition, we agreed to pay $500 per month for travel expenses for the first two months of his employment.  Mr. Peterson may also be eligible for an incentive performance bonus during the term of his employment as determined by the board of governors in its sole discretion.  The duties and responsibilities of the CFO position, previously held by our Treasurer, Tim Van Der Wal, have been reassigned to our CFO.

Prior to his employment with Highwater Ethanol, Mr. Peterson served as a Project Manager for Milo Belle Consultants, LLC for three years.  Prior to that Mr. Peterson had served as an Insurance Agent with Farmers Insurance Group for two years.  In addition, Mr. Peterson served as Controller of Accounting for Myrl & Roy’s Paving, Inc. for two years and as the Accounting Manager for L.G. Everist, Inc. for five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: March 11, 2009	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer